Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
Pebblebrook Hotel Trust:
We consent to the use of our report dated December 21, 2010 with respect to the combined financial statements of South 17th Street OwnerCo, LLC and South 17th Street LeaseCo, LLC as of December 31, 2009 and 2008, and for the years then ended, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Chicago, Illinois
December 28, 2010